UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 12, 2015

AMERICAN FINANCIAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Ohio	1-13653	31-1544320
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

301 East Fourth Street, Cincinnati, OH	45202
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (513) 579-2121

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                          Submission of Matters to a Vote of Security Holders.

American Financial Group, Inc. convened its annual meeting of shareholders on May 12, 2015.  The voting results on the proposals considered at the annual meeting are set forth below:
1.	Elect 11 directors.
	For	Withheld	Broker Non-Votes
Carl H. Lindner III	72,011,902	4,888,401	4,953,769
S. Craig Lindner	72,012,392	4,887,911	4,953,769
Kenneth C. Ambrecht	72,880,977	4,019,326	4,953,769
John B. Berding	63,995,090	12,905,213	4,953,769
Joseph E. (Jeff) Consolino	62,785,518	14,114,785	4,953,769
Virginia C. Drosos	61,827,172	15,073,131	4,953,769
James E. Evans	69,309,166	7,591,137	4,953,769
Terry S. Jacobs	71,815,618	5,084,685	4,953,769
Gregory G. Joseph	72,602,199	4,298,104	4,953,769
William W. Verity	67,350,235	9,550,068	4,953,769
John I. Von Lehman	73,614,578	3,285,725	4,953,769
2.	Ratify the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for 2015.
For	Against	Abstain
80,809,540	684,564	359,968
3.	Approve, on an advisory basis, compensation of our named executive officers.
For	Against	Abstain	Broker Non-Votes
64,309,621	12,059,513	531,169	4,953,769
4.	Approve 2015 Stock Incentive Plan.
For	Against	Abstain	Broker Non-Votes
55,650,275	20,860,492	389,536	4,953,769

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
Date: May 13, 2015	AMERICAN FINANCIAL GROUP, INC. By: /s/ Mark A. Weiss Mark A. Weiss Vice President